As filed with the Securities and Exchange Commission on June 6, 2000.

                                                   Registration No. 333-36998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        (POST-EFFECTIVE AMENDMENT NO. 1)

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        MISSISSIPPI CHEMICAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                MISSISSIPPI                                  64-0292638
    ---------------------------------                    ------------------
     (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                     Identification No.)

                                  P.O. BOX 388
                          YAZOO CITY, MISSISSIPPI 39194
                                 (601) 746-4131

       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                             -----------------------

              MISSISSIPPI CHEMICAL CORPORATION AMENDED AND RESTATED
                            1994 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                             -----------------------

           WILLIAM L. SMITH, ESQ.                            COPY TO:
     VICE PRESIDENT AND GENERAL COUNSEL               ALAN J. BOGDANOW, ESQ.
      MISSISSIPPI CHEMICAL CORPORATION                 HUGHES & LUCE, L.L.P.
                P.O. BOX 388                       1717 MAIN STREET, SUITE 2800
       YAZOO CITY, MISSISSIPPI  39194                  DALLAS, TEXAS  75201
    (Name, Address, and Telephone Number,
 including Area Code, of Agent for Service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

  TITLE OF EACH CLASS             AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
     OF SECURITIES                 TO BE             OFFERING PRICE            AGGREGATE           REGISTRATION
    TO BE REGISTERED           REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)           FEE(3)
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
         value                  2,000,000               $7.1875             $14,375,000.00            $3,795.00
----------------------------------------------------------------------------------------------------------------------

(1) An indeterminate number of additional shares of Common Stock may be issued if the anti-dilution adjustment provisions of the plan becomes operative. This Registration Statement registers 2,000,000 shares in addition to 1,400,000 shares previously reserved for issuance under the prior version of the Registrant's Amended and Restated 1994 Stock Incentive Plan (the Registrant's 1994 Stock Incentive Plan). The Registrant paid a registration fee in the amount of $14,276.00 to register such 1,400,000 shares.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on May 10, 2000, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

(3) Paid previously in connection with the original filing of this Registration Statement on Form S-8 filed on May 12, 2000.

                                     PART II

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

         This Post-Effective Amendment to the Registration Statement on Form S-8, No. 333-36998, is filed to correct an error on the original cover page of such Registration Statement. Note one to the cover page of Mississippi Chemical Corporation's ("MCC" or the "Registrant") Form S-8, No. 333-36998 (filed on May 12, 2000) stated that 1,800,000 shares of the Registrant's Common Stock had been previously registered pursuant to the prior version of the Registrant's Amended and Restated 1994 Stock Incentive Plan when in fact only 1,400,000 shares had been so previously registered under such prior version. Except for the correction to note one of the cover page, no other amendments have been made to the Registration Statement on Form S-8, No. 333-36998. All items previously included in the Registration Statement on Form S-8, No. 333-36998 should be deemed incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, MCC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yazoo City, State of Mississippi, on June 6, 2000.

                                  MISSISSIPPI CHEMICAL CORPORATION


                                  By: /s/ CHARLES O. DUNN
                                      ------------------------------------------
                                      Charles O. Dunn
                                      President, Chief Executive Officer
                                      and Director (Principal Executive Officer)




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement No. 333-36998 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                 Title                                      Date
              ---------                                 -----                                      ----
     */s/ Charles O. Dunn                             President,                                 June 6, 2000
      ------------------------              Chief Executive Officer and
         Charles O. Dunn                             and Director
         Attorney In Fact                    (Principal Executive Officer)


     /s/         *                               Senior Vice President-                          June 6, 2000
     -------------------------                and Chief Financial Officer
          Timothy A. Dawson                (Principal Financial Officer and
                                             Principal Accounting Officer)


     /s/         *                                 Chairman of the                               June 6, 2000
     -------------------------                    Board of Directors
          Coley L. Bailey

     /s/         *                               Vice Chairman of the                            June 6, 2000
     -------------------------                    Board and Director
         John Sharp Howie

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
         John W. Anderson

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
       Frank R. Burnside, Jr.

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
          W.A. Percy II

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
           W. R. Dyess

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
         Woods E. Eastland

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
           Haley Barbour

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
           George Penick

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
         David M. Ratcliffe

     /s/         *                                   Director                                    June 6, 2000
     -------------------------
           Wayne Thames

                                INDEX OF EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4.1      Shareholders Rights Plan filed as Exhibit 1 to MCC's Registration
         Statement on Form 8-A dated August 15, 1994, SEC File No. 2-7803, and incorporated herein by reference.

4.2      Mississippi Chemical Corporation Amended and Restated 1994 Stock
         Incentive Plan (Previously filed with the initial filing of this Registration Statement on Form S-8, No. 333-36998 (filed on May 12,
         2000)).

5.1 Opinion of Hughes & Luce, L.L.P. (Previously filed with the initial filing of this Registration Statement on Form S-8, No. 333-36998 (filed on May 12, 2000)).

23.1 Consent of Hughes & Luce, L.L.P. (Previously filed with the initial filing of this Registration Statement on Form S-8, No. 333-36998 (filed on May 12, 2000)).

23.2 Consent of Arthur Andersen LLP. (Previously filed with the initial filing of this Registration Statement on Form S-8, No. 333-36998 (filed on May 12, 2000)).

24.1 Power of Attorney (Previously filed with the initial filing of this Registration Statement on Form S-8, No. 333-36998 (filed on May 12,
         2000)).